UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2017

BTCS Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55141	90-1096644
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9466 Georgia Avenue #124 Silver Spring, MD	20901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 430-6576

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    [  ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 7.01 Regulation FD Disclosure

On August 21, 2017, BTCS Inc. (the “Company”) issued a press release regarding a non-binding letter of intent (“LOI”) that the Company has entered into with Blockchain Global Limited (“BCG”) to merge the Company with BCG. Under the terms of the LOI, BCG shareholders shall receive a combination of common stock, convertible preferred stock and warrants equal to 75% of the fully-diluted equity securities of the Company post-closing (the “Fully Diluted Equity”). The warrants will be a series of warrants drafted to reflect the differing outstanding warrants of the Company as of the closing date and contain similar terms including exercise prices, terms, and anti-dilution protection. The LOI also provides that the two current executive officers of the Company will receive 12% of the Fully Diluted Equity in the form of common stock, preferred stock or restricted stock units in a manner to be determined by the Company. Another key condition of the LOI is that the existing holders of BTCS securities which have anti-dilution protection, redemption features and similar protections must be eliminated as determined solely by BCG. The binding agreement will provide that the Company shall have five directors of which, two shall be appointed by the Company prior to closing and three appointed by BCG.

A copy of the press release is furnished as Exhibit 99.1 to this report. The information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the Company under the Securities Act of 1933.

ITEM 9.01 Financial Statements And Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	BTCS Inc. Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BTCS INC.

Dated: August 21, 2017	By:	/s/ Charles W. Allen
Charles W. Allen
Chief Executive Officer